Exhibit 3.42

Prescribed by BOB TAFT, Secretary of State 30 East Broad Street, 14th Floor Columbus, Ohio 43266-0418	Charter No. 773112 Approved /s/ Date 1-10-94 Fee 35.00

CERTIFICATE OF AMENDMENT

BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

Cash America Pawn, Inc. of Ohio
(Name of Corporation)

Hugh A. Simpson	, who is

☐ Chairman of the Board	☐ President	☒ Vice President (Please check one.)

and	Dale R. Westerfeld			, who is
	☐ Secretary	☒ Assistant Secretary	(Please check one.)

of the above named Ohio corporation organized for profit does hereby certify that:  (Please check the appropriate box and complete the appropriate statements.)

☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 at which meeting
a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise %
of the voting power of the corporation.

☐	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was

adopted:    RESOLVED, that the Articles of Incorporation be amended by revising
Article SECOND to read “the place in the State of Ohio where the principal office of the corporation is to be located is 4875 Reading Road, Hamilton County,
Cincinnati, Ohio 45237,” and that the officers of the Corporation prepare and file such documents as may be necessary to effect such amendment

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this

1st day of November, 1993.

By	/s/ HUGH A. SIMPSON	By
	(Vice President) Hugh A. Simpson		(Assistant Secretary) Dale R. Westerfeld

NOTE:  OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES, TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

ISD FORM SHARE

C-106 Prescribed by Secretary of State Ted W. Brown	Number 773112 Approved By /s/ Date 12-3-90 Fee 35.00
H0016-0443

TO ARTICLES OF

INCORPORATION

Daniel R. Feehan, President (and D. Eugene Kellough, Secretary (of Cash America, Inc. of Ohio, an Ohio corporation, with its principle office located at City of Columbus, Ohio, do hereby certify that * [in a writing signed under the provisions of Section 1701.54 of the Revised Code by all of the shareholders who would be entitled to a notice of a meeting held for such purpose] the following resolution was adopted to amend the articles:

WHEREAS, it is deemed to be in the best interest of this corporation and its shareholders that its Articles of Incorporation be amended as hereinafter provided, it is therefore,

RESOLVED, that the First paragraph of the Articles of Incorporation is hereby amended to read as follows:

FIRST: The name of the corporation is Cash America Pawn, Inc. of Ohio.

FURTHER RESOLVED, that the officers of the corporation are directed and authorized to execute and deliver all documents necessary to amend the Articles of Incorporation.

IN WITNESS WHEREOF, said Daniel R. Feehan, President and D. Eugene Kellough, Secretary, of Cash America, Inc. of Ohio, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 30th day of November, 1990.

By:
President Daniel R. Feehan

By:
Secretary D. Eugene Kellough

* Strike phrases inapplicable

C-106 Prescribed by Secretary of State Ted W. Brown	Number 773112 Approved By /s/ Date 11-8-90 Fee 35.00
G0988-1397 TO ARTICLES OF

INCORPORATION

Daniel R. Feehan, President (and D. Eugene Kellough, Secretary (of CA Pawn, Inc. of Ohio, an Ohio corporation, with its principle office located at City of Columbus, Ohio, do hereby certify that * [in a writing signed under the provisions of Section 1701.54 of the Revised Code by all of the shareholders who would be entitled to a notice of a meeting held for such purpose] the following resolution was adopted to amend the articles:

WHEREAS, it is deemed to be in the best interest of this corporation and its shareholders that its Articles of Incorporation be amended as hereinafter provided, it is therefore,

RESOLVED, that the First paragraph of the Articles of Incorporation is hereby amended to read as follows:

FIRST: The name of the corporation is Cash America, Inc. of Ohio.

FURTHER RESOLVED, that the officers of the corporation are directed and authorized to execute and deliver all documents necessary to amend the Articles of Incorporation.

IN WITNESS WHEREOF, said Daniel R. Feehan, President and D. Eugene Kellough, Secretary, of CA Pawn, Inc. of Ohio, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 5th day of November, 1990.

By:
President Daniel R. Feehan

By:
Secretary D. Eugene Kellough

* Strike phrases inapplicable

UNITED STATES OF AMERICA,

STATE OF OHIO,

OFFICE OF THE SECRETARY OF STATE

I, SHERROD BROWN, Secretary of the State of Ohio, do hereby certify that the foregoing is a true and correct copy, consisting of 1 pages, as taken from the original record now in my official custody as Secretary of State.

WITNESS my hand and official seal at Columbus, Ohio, this 8th day of November A.D. 1990

SHERROD BROWN
Secretary of State

By:

NOTICE: This is an official certification only when reproduced in red ink

ARTICLES OF INCORPORATION

OF

CA PAWN, INC. OF OHIO

The undersigned, being a natural person and acting as the incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a corporation pursuant to the provisions of Chapter 1701 of the Revised Code of Ohio, as amended and implemented, and as hereinafter sometimes referred to as the “General Corporation Law”.

FIRST: The name of the corporation (hereinafter called the “corporation”) is CA Pawn, Inc. of Ohio

SECOND: The place in the State of Ohio where the principal office of the corporation is to be located is City of Columbus, County of Franklin, 43215-5436.

THIRD: The purposes for which the corporation is formed are as follows:

To engage in any lawful act or activity for which corporations may be formed under Chapter 1701.01 - 1701.98 of the Revised Code of Ohio.

The foregoing provisions of this Article. THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not carry on any business or exercise any power in any state, territory, or country which under the laws thereof the corporation may not lawfully carry on or exercise.

FOURTH: The authorized number of shares of the corporation is 750, all of which are of a par value of one dollar each and are of the same class and are to be common shares.

FIFTH: The period of existence of the corporation is perpetual.

SIXTH: No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued shares of any class or any additional shares of any class to be issued by reason of any increase of the authorized number of shares of the corporation of any class, or bonds, certificates of indebtedness, debentures, or other securities convertible into shares of the corporation or carrying any right to purchase shares of any class, but any such unissued shares or such additional authorized issue of any shares or of other securities convertible into shares, or carrying any right to purchase shares, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

SEVENTH: 1. Notwithstanding any provision in the General Corporation Law requiring for any purpose the vote, consent, waiver, or release of the holders of a designated greater proportion (but less than all) of the shares of any particular class or of each class, if the shares are classified, the vote, consent, waiver, or release of the holders of at least a majority of the voting power or of at least a majority of the shares entitled to vote, as the case may be, of such particular class or of each class, if the shares are classified, shall be required in lieu of any such designated greater proportion otherwise required by any provision of said General Corporation Law.

2. Whenever the General Corporation Law shall fail to prescribe a designated proportion of voting power required for any purpose, the vote, consent, waiver, or release of at least a majority of the voting power represented at a meeting of shareholders at which a quorum is present shall be sufficient for any such purpose; and at any such meeting the shareholders entitled to exercise at least a majority of the voting power relating to any such purpose shall constitute a quorum.

3. Whenever the corporation shall engage in whole or in part in the exploitation of mines, timber, oil wells, gas wells, quarries, or other natural resources, the corporation may compute its surplus for the purpose of paying dividends without making any deduction or allowance for the depletion of said assets incidental to the exploitation and sale thereof.

4. The corporation shall have the power, without the approval, which might otherwise be required, of any of its shareholders, to repurchase any of its shares if and when any shareholder desires to, or on the happening of any event is required to, sell such shares, and shall have the power, without the approval of any of its shareholders, to purchase any of its issued shares to the fullest extent permitted by Section 1701.35 of the General Corporation Law.

EIGHTH: The corporation shall, to the fullest extent permitted by Section 1701.13 of the General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Regulations, any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH: From time to time any of the provisions of the Articles of Incorporation may be amended, altered, or repealed, and other provisions authorized by the General Corporation Law and the laws of the State of Ohio at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the shareholders of the corporation by the Articles of Incorporation are granted subject to the provisions of this Article NINTH.

Signed on May 15, 1990.

/s/ SUSAN M. ECKBERG
Susan M. Eckberg